                                                           Exhibit No. EX-99.e.1

                             DISTRIBUTION AGREEMENT

     THIS  AGREEMENT is made as of this 16th day of June,  2006,  by and between
Cheswold  Lane  Funds,  a  Delaware  statutory  trust  (the  "Trust"),  and  UMB
Distribution   Services,   LLC,  a  Wisconsin  limited  liability  company  (the
"Distributor").

     WHEREAS,  the Trust is an open-end  investment company registered under the
Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares of  beneficial  interests in separate  series with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS,  the  Distributor  is  registered  as a  broker-dealer  under  the
Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS,  the  Trust and  Distributor  desire  to enter  into an  agreement pursuant  to which  Distributor  shall be the  distributor  of the shares of the
Trust representing the investment  portfolios described on Schedule A hereto and any additional shares and/or investment portfolios the Trust and Distributor may agree upon and include on Schedule A as such  Schedule  may be amended from time to time (such shares and any  additional  shares are referred to as the "Shares"
and such  investment  portfolios  and any additional  investment  portfolios are individually referred to as a "Fund" and collectively the "Funds").

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby  acknowledged,  the parties hereto,  intending to be legally bound, do hereby agree as follows:

1.   Appointment of the Distributor.

     The Trust hereby appoints the Distributor as agent for the  distribution of the  Shares,  on the  terms  and for the  period  set  forth in this  Agreement.
Distributor hereby accepts such appointment as agent for the distribution of the
Shares on the terms and for the period set forth in this Agreement.

2.   Services and Duties of the Distributor.

     2.1  Distributor  will act as  agent  for the  distribution  of  Shares  in accordance  with the  instructions  of the  Trust's  Board of  Trustees  and the registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933, as amended (the "1933 Act").

     2.2 Distributor may incur expenses for appropriate  distribution activities which it deems reasonable which are primarily  intended to result in the sale of
Shares, including, but not limited to, advertising,  the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales  literature.  At the  direction of the Trust,  Distributor  may enter into servicing  and/or selling  agreements  with qualified  broker/dealers  and other persons  with  respect to the  offering  of Shares to the  public,  and if it so chooses Distributor may act as principal. The Distributor shall not be obligated to incur any  specific  expenses  nor sell any  certain  number of Shares of any
Fund.

     2.3 All  Shares  of the  Funds  offered  for sale by  Distributor  shall be offered  for sale to the  public  at a price per share  (the  "offering  price")
provided in the Funds' then current  prospectus.  The Distributor  shall have no liability  for the payment of the purchase  price of the Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

     2.4 Distributor shall act as distributor of the Shares in compliance in all material  respects with all applicable laws,  rules and regulations,  including, without  limitation,  all rules and regulations  made or adopted pursuant to the
1940 Act, by the Securities and Exchange  Commission (the  "Commission") and the
NASD.

     2.5  Distributor  shall not utilize any  materials in  connection  with the sales or  offering of Shares  except the Trust's  prospectus  and  statement  of additional  information  and such other  materials as the Trust shall provide or approve.  The  Distributor  agrees  to  provide  compliance  review of all sales literature and marketing materials prepared for use by or on behalf of the Trust in advance of the use of such  materials.  The Fund agrees to  incorporate  such changes to such materials as the Distributor shall request. The Distributor will file the  materials as may be required  with the NASD,  SEC or state  securities commissioners. The Trust represents that it will not use or authorize the use of any  advertising  or sales  material  unless and until such  materials have been approved and authorized for use by the Distributor.

     2.6 As compensation for the services  performed  hereunder and the expenses incurred by Distributor,  the  Distributor  shall be entitled to the fees and be reimbursed the expenses as provided in Exhibit B hereto.

3.   Duties and Representations of the Trust.

     3.1 The Trust  represents  that it is registered as an open-end  management investment  company  under the 1940 Act and that it has and will continue to act in conformity with its Declaration of Trust, By-Laws, its registration statement as may be amended from time to time and  resolutions  and other  instructions of its Board of Trustees  and has and will  continue to comply with all  applicable laws, rules and regulations  including without limitation the 1933 Act, the 1934
Act,  the 1940  Act,  the laws of the  states  in which  shares of the Funds are offered and sold, and the rules and regulations thereunder.

     3.2 The  Trust  shall  take or cause to be taken  all  necessary  action to register and maintain the registration of the Shares under the 1933 Act for sale as herein  contemplated  and shall pay all costs and expenses in connection with the  registration  of  Shares  under the 1933 Act,  and be  responsible  for all expenses in connection with maintaining facilities for the issue and transfer of
Shares and for supplying  information,  prices and other data to be furnished by the Trust hereunder.

     3.3 The Trust shall  execute any and all  documents and furnish any and all information and otherwise take all actions which may be reasonably  necessary in the discretion of the Trust's  officers in connection with the  qualification of the Shares for sale in such  states as  Distributor  and the Trust may  approve, shall  maintain the  qualification  of a  sufficient  number or amount of shares thereunder,  and  shall  pay all  costs and  expenses  in  connection  with such qualification.  The  Trust  shall  notify  the  Distributor,  or  cause it to be notified,  of the states in which the  Shares  may be sold and shall  notify the
Distributor of any change to the information.

     3.4 The Trust shall, at its expense,  keep the  Distributor  fully informed with regard to its affairs.  In addition,  the Trust shall  furnish  Distributor from time to time such  information,  documents  and reports with respect to the
Trust and the  Shares  as  Distributor  may  reasonably  request,  and the Trust warrants that the statements contained in any such information shall be true and correct and fairly represent what they purport to represent.

     3.5 The Trust represents to Distributor  that all  registration  statements and prospectuses of the Trust filed or to be filed with the Commission under the
1933 Act and 1940 Act with  respect to the Shares have been and will be prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and  regulations  of the  Commission  thereunder.  As used in this Agreement the terms  "registration  statement" and  "prospectus"  shall mean any  registration statement  and  prospectus  (together  with the related  statement of additional information) at any time now or hereafter filed with the Commission with respect to any of the Shares and any  amendments  and  supplements  thereto which at any time shall have been or will be filed with said Commission. The Trust represents and warrants to Distributor that any registration statement and prospectus, when such  registration  statement  becomes  effective,  will contain all  statements required to be stated therein in conformity  with the 1933 Act, the 1940 Act and the rules and regulations of the Commission;  that all information  contained in the  registration  statement  and  prospectus  will be true and  correct  in all material respects when such registration  statement becomes effective;  and that neither the  registration  statement nor any prospectus  when such  registration statement  becomes effective will include an untrue statement of a material fact or omit to state a material fact  required to be stated  therein or necessary to make the statements  therein not misleading.  The Trust agrees to file from time to time such  amendments,  supplements,  reports and other  documents  as may be necessary  or required in order to comply with the 1933 Act and the 1940 Act and in  order  that  there  may be no  untrue  statement  of a  material  fact  in a registration  statement  or  prospectus,  or necessary or required in order that there may be no omission to state a material fact in the registration  statement or prospectus which omission would make the statements therein  misleading.  The
Trust shall promptly notify the Distributor of any advice given to it by counsel
to  the  Trust   regarding  the  necessity  or   advisability   of  amending  or
supplementing the registration statement.

     3.6 The Trust shall not file any amendment to the registration statement or supplement  to any  prospectus  without  giving  Distributor  reasonable  notice thereof in advance and if the  Distributor  declines to assent to such amendment
(after a reasonable  time), the Trust may terminate this Agreement  forthwith by written notice to the Distributor  without payment of any penalty.  If the Trust shall not propose an amendment or amendments  and/or  supplement or  supplements promptly  after  receipt  by the Trust of a written  request  in good faith from
Distributor to do so, Distributor may, at its option, immediately terminate this
Agreement.  In addition, if, at any time during the term of this Agreement,  the
Distributor  requests the Trust to make any change in its governing  instruments or in its methods of doing  business which are necessary in order to comply with any requirement of applicable law or regulation, and the Trust fails to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Trust without payment of any penalty. Nothing contained in this Agreement shall in any way limit the Trust's right or obligation to file at any time any amendments to any registration  statement and/or  supplements to any prospectus,  of whatever  character,  as the Trust may deem advisable,  with
advice  of  its  counsel,   such  right  being  in  all  respects  absolute  and
unconditional.

     3.7 Whenever in their judgment such action is warranted by market, economic or political conditions,  or by circumstances of any kind, the Trust may decline to accept any orders for, or make any sales of, any Shares until such time as it deems it  advisable  to accept  such orders and to make such sales and the Trust shall advise Distributor promptly of such determination.

     3.8 The Trust agrees to advise the Distributor promptly in writing:

     (i) of any  correspondence or other  communication by the Commission or its staff relating to the Funds including  requests by the Commission for amendments to the registration statement or prospectuses;

     (ii) in the  event of the  issuance  by the  Commission  of any stop  order suspending the effectiveness of the registration  statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

     (iii) of the  happening of any event which makes untrue any  statement of a material  fact  made in the  registration  statement  or  prospectuses  or which requires the making of a change in such  registration  statement or prospectuses in order to make the statements therein not misleading; and

     (iv) of all actions taken by the Commission  with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Commission.

4.   Indemnification.

     4.1(a) The Trust authorizes  Distributor to use any prospectus or statement of additional  information,  in the form furnished to  Distributor  from time to time, in connection with the sale of Shares.  The Trust shall indemnify,  defend and hold the Distributor, and each of its present or former directors,  members, officers,  employees,  representatives and any person who controls or previously controlled  the  Distributor  within  the  meaning of Section 15 of the 1933 Act
("Distributor Indemnitees"),  free and harmless (a) from and against any and all losses, claims, demands,  liabilities,  damages,  charges,  payments,  costs and expenses  (including the costs of investigating or defending any alleged losses, claims, demands, liabilities,  damages, charges, payments, costs or expenses and any counsel  fees  incurred in  connection  therewith)  of any and every  nature
("Losses")  which  Distributor  and/or each of the  Distributor  Indemnitees may incur under the 1933 Act, the 1934 Act, any other  statute  (including  Blue Sky laws) or any rule or  regulation  thereunder,  or under common law or otherwise, arising out of or based upon any untrue statement,  or alleged untrue statement, of a material fact contained in the registration statement or any prospectus, an annual or interim report to shareholders or sales literature,  or any amendments or supplements thereto, or arising out of or based upon any omission, or alleged omission,  to state  therein a material  fact  required to be stated  therein or necessary to make the statements therein not misleading; provided, however, that the  Trust's  obligation  to  indemnify  Distributor  and  any of the  foregoing indemnitees  shall not be deemed to cover any Losses  arising  out of any untrue statement  or alleged  untrue  statement  or omission or alleged  omission  made therein in reliance  upon and in  conformity  with  information  relating to the
Distributor  and furnished to the Trust or its counsel by Distributor in writing for the purpose of, and used in, the preparation  thereof;  (b) from and against any and all Losses which Distributor and/or each of the Distributor  Indemnitees may incur in connection  with this  Agreement or the  Distributor's  performance hereunder, except to the extent the Losses result from the Distributor's willful misfeasance,  bad faith or negligence in the  performance  of its duties,  or by reason of its  reckless  disregard  of its  obligations  and  duties  under this
Agreement, (c) from and against any and all Losses which Distributor and/or each of the Distributor Indemnitees may incur resulting from the actions or inactions of any prior service  provider to the Funds, or (d) from and against any and all
Losses which  Distributor  and/or each of the Distributor  Indemnitees may incur
when   acting  in   accordance   with   instructions   from  the  Trust  or  its
representatives.  Promptly  after  receipt by the  Distributor  of notice of the commencement of an investigation,  action, claim or proceeding,  the Distributor shall, if a claim for  indemnification  in respect thereof is to made under this section,  notify the Trust in writing of the commencement thereof,  although the failure  to do  so  shall  not  prevent  recovery  by  the  Distributor  or  any
Distributor Indemnitee.

     4.1(b) The Trust shall be entitled to participate at its own expense in the defense  or, if it so  elects,  to assume  the  defense  of any suit  brought to enforce any such loss, claim, demand,  liability,  damage or expense, but if the
Trust elects to assume the defense,  such defense  shall be conducted by counsel chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably  withheld.  In the event the Trust  elects to assume the defense of any such suit and retain  such  counsel and  notifies  the  Distributor  of such election,  the  indemnified  defendant or defendants in such suit shall bear the fees and expenses of any additional  counsel  retained by them subsequent to the receipt  of the  Trust's  election.  If the Trust  does not elect to assume  the defense of any such suit, or in case the  Distributor  does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust, or in case there is a conflict of interest  between the Trust and the  Distributor  or any of the
Distributor  Indemnitees,  the Trust will  reimburse the  indemnified  person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel  retained by Distributor  and them.  The Trust's  indemnification agreement  contained  in this  Section 4.1 and the Trust's  representations  and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor and each of the Distributor Indemnitees, and shall survive the delivery of any Shares and the  termination  of this  Agreement.  This  agreement of  indemnity  will inure exclusively  to  the  Distributor's  benefit,  to the  benefit  of  each  of the
Distributor  Indemnitees,  and their  estates and  successors.  The Trust agrees promptly  to  notify  Distributor  of  the  commencement  of any  litigation  or proceedings  against the Trust or any of its officers or trustees in  connection with the issue and sale of any of the Shares.

     4.1(c) The Trust acknowledges and agrees that in the event the Distributor, at the direction of the Trust, is required to give indemnification to any entity selling Shares or providing  shareholder  services to shareholders or others and such entity shall make a claim for indemnification against the Distributor,  the
Distributor shall make a similar claim for indemnification against the Trust and shall be entitled to such indemnification.

     4.2(a) Distributor shall indemnify,  defend and hold the Trust, and each of its present or former trustees, officers,  employees,  representatives,  and any person who  controls or  previously  controlled  the Trust within the meaning of
Section 15 of the 1933 Act ("Trust  Indemnitees"),  free and  harmless  from and against  any and all Losses  which the Trust,  and each of its present or former trustees, officers, employees,  representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other  statute  (including  Blue
Sky  laws)  or any  rule  or  regulation  thereunder,  or  under  common  law or otherwise,  (a)  arising  out of or based upon any  untrue,  or alleged  untrue, statement of a material fact contained in the Trust's registration  statement or any prospectus,  as from time to time amended or supplemented,  or the omission, or alleged  omission,  to state  therein a material  fact  required to be stated
therein or  necessary to make the  statement  not  misleading,  but only if such statement  or  omission  was made in  reliance  upon,  and in  conformity  with, information relating to the Distributor and furnished in writing to the Trust or its counsel by the  Distributor for the purpose of, and used in, the preparation thereof,  and (b) to the  extent  any  Losses  arise out of or  result  from the
Distributor's willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement;  Distributor's agreement to indemnify the Trust and any of the Trust Indemnitees shall not be deemed to cover any Losses to the extent they arise  out of or  result  from the  Trust's  willful  misfeasance,  bad faith or negligence  in the  performance  of its  duties,  or by reason  of its  reckless disregard of its  obligations and duties,  under this Agreement.  Promptly after receipt by the Trust of notice of the commencement of an investigation,  action, claim or proceeding,  the Trust shall, if a claim for indemnification in respect thereof is to made under this section,  notify the Distributor in writing of the commencement  thereof,  although the failure to do so shall not prevent recovery by the Trust or any Trust Indemnitee.

     4.2(b) The Distributor  shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand,  liability,  damage or expense, but if the
Distributor  elects to assume the defense,  such  defense  shall be conducted by counsel  chosen by the  Distributor  and approved by the Trust,  which  approval shall not be  unreasonably  withheld.  In the event  the  Distributor  elects to assume the defense of any such suit and retain such  counsel  and  notifies  the distributor of such election,  the  indemnified  defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Distributor's election. If the Distributor does not elect to assume the defense of any such suit, or in case the Trust does not, in the  exercise  of  reasonable  judgment,  approve  of  counsel  chosen by the
Distributor,  the Distributor  will reimburse the indemnified  person or persons named as defendant or defendants in such suit,  for the fees and expenses of any counsel  retained  by the  Trust  and them.  The  Distributor's  indemnification agreement  contained in this Section 4.2 and the  Distributor's  representations and  warranties in this Agreement  shall remain  operative and in full force and effect regardless of any investigation  made by or on behalf of the Trust or any of the Trust  Indemnitees,  and shall survive the delivery of any Shares and the
termination  of  this   Agreement.   This  agreement  of  indemnity  will  inure
exclusively  to the  Trust's  benefit,  to the  benefit  of  each  of the  Trust
Indemnitees and their estates and successors. The Distributor agrees promptly to notify the Trust of the  commencement  of any litigation or proceedings  against the  Distributor or any of its officers or members in connection  with the issue and sale of any of the Shares.

5.   Offering of Shares.

     No Shares shall be offered by either the Distributor or the Trust under any of the  provisions  of this  Agreement and no orders for the purchase or sale of such  Shares  hereunder  shall be  accepted  by the  Trust if and so long as the effectiveness  of the  registration  statement  then in effect or any  necessary amendments  thereto shall be suspended  under any of the  provisions of the 1933
Act,  or if and so long as the current  prospectus  as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing  contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Trust's  obligation to repurchase Shares from any  shareholder in accordance with the provisions of the prospectus or Articles of Trust.

6.   Limitation of Liability

     6.1 The  Distributor  shall not be  liable  for any  error of  judgment  or mistake of law or for any loss  suffered by the Company in  connection  with the performance of its obligations  and duties under this  Agreement,  except a loss resulting from the Distributor's willful misfeasance, bad faith or negligence in the  performance  of such duties and  obligations,  or by reason of its reckless disregard thereof. Furthermore, notwithstanding anything herein to the contrary, the Distributor  shall not be liable for any action taken or omitted to be taken in accordance with  instructions  received by the Distributor from an officer or representative  of the Trust or for any  action  taken or omitted to be taken by any prior service provider of the Funds.

     6.2 The Distributor assumes no responsibility  hereunder,  and shall not be liable, for any default,  damage, loss of data, errors,  delay or any other loss whatsoever caused by events beyond its reasonable control. The Distributor will, however,  take all reasonable  steps to minimize service  interruptions  for any period that such  interruption  continues  beyond its  control.  Notwithstanding anything in this agreement to the contrary,  in no event shall either party, its affiliates or any of its or their trustees, members, officers, employees, agents or subcontractors, be liable for lost profits or consequential damages.

7.   Term.

     7.1 This Agreement shall become  effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed.  Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until June 30,
2007. Thereafter, if not terminated, this Agreement shall continue automatically in  effect  as to  each  Fund  for  successive  annual  periods,  provided  such continuance is specifically  approved at least annually by (i) the Trust's Board of Trustees or (ii) the vote of a majority  (as defined in the 1940 Act and Rule
18f-2  thereunder) of the outstanding  voting securities of a Fund, and provided that in either  event the  continuance  is also  approved  by a majority  of the
Trust's  Board of Trustees who are not  "interested  persons" (as defined in the
1940  Act) of any party to this  Agreement,  by vote cast in person at a meeting called for the purpose of voting on such approval.

     7.2 This  Agreement  may be  terminated  without  penalty with respect to a particular  Fund (1) through a failure to renew this  Agreement  at the end of a term, (2) upon mutual consent of the parties, or (3) on no less than thirty (30)
days' written  notice,  by the Trust's Board of Trustees,  by vote of a majority
(as defined  with  respect to voting  securities  in the 1940 Act and Rule 18f-2 thereunder)  of  the  outstanding  voting  securities  of  a  Fund,  or  by  the
Distributor  (which notice may be waived by the party  entitled to such notice).
The terms of this Agreement shall not be waived, altered,  modified,  amended or supplemented in any manner whatsoever  except by a written  instrument signed by the Distributor and the Trust. This Agreement will also terminate  automatically in the event of its assignment (as defined in the 1940 Act).

     7.3 In the event of termination of this Agreement,  all reasonable expenses associated  with movement of records and materials and conversion  thereof shall be borne by the Funds.

8.   Miscellaneous.

     8.1 The services of the Distributor rendered to the Funds are not deemed to be exclusive. The Distributor may render such services and any other services to others,  including other  investment  companies.  The Trust recognizes that from time to time members,  officers,  and employees of the  Distributor may serve as directors,  trustees,  officers and employees of other entities (including other investment  companies),  that such other  entities  may  include the name of the
Distributor as part of their name and that the Distributor or its affiliates may enter into  distribution,  administration,  fund  accounting,  transfer agent or other agreements with such other entities.

     8.2 The  Distributor  agrees on behalf of itself and its employees to treat confidentially and as proprietary  information of the Trust all records relative to the Funds'  shareholders,  not to use such  records and  information  for any purpose other than performance of its responsibilities and duties hereunder, and not to disclose such information  except where the Distributor may be exposed to civil or criminal  proceedings for failure to comply,  when requested to divulge such information by duly constituted  authorities or court process, when subject to governmental or regulatory  audit or  investigation,  or when so requested by the Trust.  In case of any requests or demands for  inspection of the records of the Funds,  the  Distributor  will endeavor to notify the Trust  promptly and to secure  instructions  from a representative  of the Trust as to such inspection.
Records  and  information  which  have  become  known to the  public  through no
wrongful  act  of  the   Distributor  or  any  of  its   employees,   agents  or
representatives,  and  information  which was already in the  possession  of the
Distributor prior to receipt thereof, shall not be subject to this paragraph.

     8.3 This Agreement  shall be governed by Wisconsin law,  excluding the laws on conflicts  of laws.  To the extent that the  applicable  laws of the State of
Wisconsin,  or  any of the  provisions  herein,  conflict  with  the  applicable provisions of the 1940 Act, the latter shall  control,  and nothing herein shall be construed in a manner  inconsistent with the 1940 Act or any rule or order of the  Commission  thereunder.  Any  provision  of  this  Agreement  which  may be determined  by competent  authority to be  prohibited  or  unenforceable  in any jurisdiction  shall,  as to such  jurisdiction,  be ineffective to the extent of
such  prohibition  or  unenforceability   without   invalidating  the  remaining
provisions  hereof,  and  any  such  prohibition  or   unenforceability  in  any
jurisdiction shall not invalidate or render  unenforceable such provision in any other  jurisdiction.  In such case,  the parties  shall in good faith  modify or substitute such provision consistent with the original intent of the parties.

     8.4 Any notice  required or to be  permitted to be given by either party to the other  shall be in writing  and shall be deemed to have been given when sent by registered or certified mail, postage prepaid,  return receipt requested,  as follows:  Notice to the Distributor shall be sent to UMB Distribution  Services,
LLC, 803 West Michigan Street, Suite A, Milwaukee,  WI, 53233, Attention:  Peter
Hammond, and notice to the Trust shall be sent to Cheswold Lane Funds, 100 Front
Street,  Suite 960,  W.  Conshohocken,  PA 19428,  Attention:  Eric F.  Scharpf,
President;  with a copy  to:  Stradley  Ronon  Stevens  & Young,  LLP,  2600 One
Commerce Square, Philadelphia, PA 19103, Attention: Michael D. Mabry.

     8.5 This Agreement may be executed in any number of  counterparts,  each of which shall be deemed to be an original  agreement but such  counterparts  shall together constitute but one and the same instrument.

     8.6  The  captions  of this  Agreement  are  included  for  convenience  of reference only and in no way define or delimit any of the  provisions  hereof or otherwise effect their construction or effect.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed  by a duly  authorized  officer  as of the day  and  year  first  above written.

                               CHESWOLD LANE FUNDS
                               (the "Trust")

                               By: /s/ Eric F. Scharpf
                                   Eric F. Scharpf
                                   President

                               UMB DISTRIBUTION SERVICES, LLC
                               (the "Distributor")

                               By: /s/ Peter Hammond
                                   Peter Hammond
                                   President

                                   Schedule A
                                     to the
                             Distribution Agreement
                                 by and between
                               Cheswold Lane Funds
                                       and
                         UMB Distribution Services, LLC

                                  Name of Funds

                             Fund                            Effective Date

Cheswold Lane International High Dividend Fund